Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Monster Worldwide, Inc
401(k) Savings Plan
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (Nos. 333-17743 and 333-131899) of our report dated June 28, 2007, relating to the financial statements and supplemental schedule for the Monster Worldwide, Inc. 401(k) Savings Plan (“the Plan”), appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2006.

/s/ BDO SEIDMAN, LLP
New York, New York
June 28, 2007